CANTERBURY CONSULTING GROUP, INC.


EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT



Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the quarterly report on Form 10-Q (the Report) accompanying this letter.

Kevin J. McAndrew, the President, Chief Executive Officer and Chief Financial Officer of Canterbury Consulting Group, Inc., certifies that:

1. 	the Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

2. 	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Canterbury Consulting Group, Inc.


                             /s/ Kevin J. McAndrew
                             --------------------------------------
                             Kevin J. McAndrew
                             President and Chief Executive Officer



                             /s/ Kevin J. McAndrew
                             --------------------------------------
                             Kevin J. McAndrew
                             Chief Financial Officer



Dated:   October 14, 2003